UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
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(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As described in Item 5.07 below, Comerica Incorporated ("Comerica") held its 2021 Annual Meeting of Shareholders on April 27, 2021. At the meeting, Comerica's shareholders approved the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan (the "Amended 2018 LTIP"). The Amended 2018 LTIP was previously approved by the Governance, Compensation and Nominating Committee (the “Committee”) and the Board of Directors (the “Board”) of Comerica, subject to shareholder approval. The Amended 2018 LTIP increases the number of shares available for grant under the plan approved in 2018 by 1.97 million shares; consolidates the current employee equity incentive plan and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors (the "Director Plan"); and makes certain other administrative changes, including expanded language related to types of adjustments that may be made.
Effective upon the approval of the Amended 2018 LTIP, the Director Plan was closed to further grants and the shares still available for grant under the Director Plan will not be available for grant under the Amended 2018 LTIP, provided that to the extent that any award outstanding under the Director Plan is forfeited, terminates, expires or lapses without being exercised, or is settled for cash, or the shares subject to such award are not delivered as a result thereof, including any shares that are unearned under performance awards taking into account the maximum possible payout, such shares shall again be available for awards under the Amended 2018 LTIP.
A description of other material terms and conditions of the Amended 2018 LTIP is on pages 84-95 of our definitive proxy statement for the 2021 Annual Meeting, filed with the Securities and Exchange Commission on March 16, 2021, which description is incorporated herein by reference. The description of the Amended 2018 LTIP is qualified in its entirety by reference to the text of the Amended 2018 LTIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Comerica held its 2021 Annual Meeting of Shareholders on April 27, 2021.  Matters voted upon by shareholders at that meeting were:

(i)	the election of eleven directors;
(ii)	the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021;
(iii)	the approval of a non-binding, advisory proposal approving executive compensation.
(iv)	the approval of the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan; and
(v)	the approval of the Comerica Incorporated 2021 Employee Stock Purchase Plan.
The final number of votes cast for, against or withheld (if applicable), as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

Proposal 1

The director nominees listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director with a one-year term expiring in 2022.  The results were as follows:

Director Nominees	For	Against	Abstained	Broker Non-Vote
Michael E. Collins	106,300,203	527,006	126,214	13,985,305
Roger A. Cregg	102,782,069	4,043,274	128,079	13,985,305
T. Kevin DeNicola	103,292,417	3,535,434	125,571	13,985,305
Curtis C. Farmer	100,700,716	6,106,245	146,461	13,985,305
Jacqueline P. Kane	98,423,989	8,414,441	114,993	13,985,305
Richard G. Lindner	101,691,072	5,137,273	125,077	13,985,305
Barbara R. Smith	105,340,560	1,492,287	120,575	13,985,305
Robert S. Taubman	100,555,182	6,276,582	121,658	13,985,305
Reginald M. Turner, Jr.	103,378,129	3,439,280	136,013	13,985,305
Nina G. Vaca	102,569,051	4,251,909	132,462	13,985,305
Michael G. Van de Ven	104,742,932	2,081,507	128,983	13,985,305

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021 was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
118,402,364	2,412,826	123,539	0

Proposal 3

The nonbinding, advisory proposal approving executive compensation was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
101,813,223	4,787,529	352,670	13,985,305

Proposal 4

The proposal approving the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan was approved. The results were as follows:

For	Against	Abstained	Broker Non-Vote
104,326,191	2,345,983	281,248	13,985,305
Proposal 5

The proposal approving the Comerica Incorporated 2021 Employee Stock Purchase Plan was approved. The results were as follows:

For	Against	Abstained	Broker Non-Vote
106,461,861	370,473	121,088	13,985,305

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits
10.1    Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2021, and incorporated herein by reference).
104     The cover page from Comerica's Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ John D. Buchanan
Name:    John D. Buchanan
Title:    Executive Vice President - Chief Legal Officer

Date: April 29, 2021